As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-233607

Registration No. 333-236417

Registration No. 333-246322

Registration No. 333-246326

Registration No. 333-264236

Registration No. 333-269385

Registration No. 333-271074

Registration No. 333-272649

Registration No. 333-274520

Registration No. 333-274756

Registration No. 333-276465

Registration No. 333-278467

Registration No. 333-278968

Registration No. 333-280535

Registration No. 333-282679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-233607

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-236417

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-246322

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-246326

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-264236

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-269385

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-271074

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-272649

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION

STATEMENT NO. 333-274520

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1MEF REGISTRATION

STATEMENT NO. 333-274756

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-276465

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-278467

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-278968

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-280535

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION

STATEMENT NO. 333-282679

UNDER

THE SECURITIES ACT OF 1933

Vaccinex, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	16-1603202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1895 Mount Hope Avenue Rochester, New York	14620
(Address of Principal Executive Offices)	(Zip Code)

Maurice Zauderer

President & Chief Executive Officer

Vaccinex, Inc.

1895 Mount Hope Avenue

Rochester, New York 14620

(Name and address of agent for service)

(585) 271-2700

(Telephone number, including area code, of agent for service)

Copies to:

William I. Intner

J. Nicholas Hoover

Hogan Lovells US LLP

1001 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements (the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by Vaccinex, Inc., (the “Registrant”):

1.	Registration Statement on Form S-3 (File No. 333-233607), filed with the SEC on September 3, 2019, as amended.

2.	Registration Statement on Form S-3 (File No. 333-236417), filed with the SEC on February 13, 2020.

3.	Registration Statement on Form S-3 (File No. 333-246322), filed with the SEC on August 14, 2020.

4.	Registration Statement on Form S-3 (File No. 333-246326), filed with the SEC on August 14, 2020, as amended.

5.	Registration Statement on Form S-3 (File No. 333-264236), filed with the SEC on April 11, 2022.

6.	Registration Statement on Form S-3 (File No. 333-269385), filed with the SEC on January 24, 2023.

7.	Registration Statement on Form S-3 (File No. 333-271074), filed with the SEC on April 3, 2023.

8.	Registration Statement on Form S-3 (File No. 333-272649), filed with the SEC on June 14, 2023.

9.	Registration Statement on Form S-1 (File No. 333-274520), filed with the SEC on September 14, 2023, as amended.

10.	Registration Statement on Form S-1MEF (File No. 333-274756), filed with the SEC on September 28, 2023.

11.	Registration Statement on Form S-3 (File No. 333-276465), filed with the SEC on January 10, 2024.

12.	Registration Statement on Form S-3 (File No. 333-278467), filed with the SEC on April 2, 2024.

13.	Registration Statement on Form S-3 (File No. 333-278968), filed with the SEC on April 26, 2024, as amended.

14.	Registration Statement on Form S-3 (File No. 333-280535), filed with the SEC on June 27, 2024.

15.	Registration Statement on Form S-3 (File No. 333-282679), filed with the SEC on October 16, 2024.

The Registrant is filing these Post-Effective Amendments to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 25, 2025.

Vaccinex, Inc.

By:	/s/ Maurice Zauderer
Maurice Zauderer
Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.